SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                     Date of Report:   March 21'st, 1997

                                 ADVEN, INC.
             (Exact name of registrant as specified in charter)

  Washington                 0-24262                        91-1363905
  Jurisdiction of            Commission File                I.R.S. Employer
  Incorporation              Number                         Identification
                                                            Number

                     3653 Hemlock Court, Reno, Nevada 89509
                    (Address of principal executive offices)

                  Registrant's telephone number:  (702) 829-8812


Item 1. Changes in Control of Registrant


        Management of the Company has not changed. However, the following events have occurred resulting in the issuance of an aggregate of 3,749,666 shares of the Company's Common Stock. 3,199,666 of these shares were issued pursuant to Regulation S (see "Item 9. Sales of Equity Securities Pursuant to Regulation S") and the balance is to be issued to DIS International (Marketing) Inc. pursuant to the Supply and Licensed Manufacturing Agreement entered into by the Company on March 17, 1997 (see "Item 5. Other Events").

        Prior to the issuance of the 3,749,666 shares, there were 1,720,001 shares issued and outstanding. Accordingly the 3,749,666 shares, when fully issued, will represent approximately 68.6% of the issued and outstanding shares of the Company's Common Stock. The three new shareholders will own the following number of shares and percentage of issued and outstanding shares of the Company's Common Stock:

                                                       Percentage of
                                                       Issued and Out-
Name                           No. of Shares           Standing Shares

Vanuata International
Trust Company Ltd.               2,666,666                 48.8%

Kennington Investments, Ltd.       533,000                  9.7%

DIS International
(Marketing) Inc.                   550,000                 10.1%

        The Company's management knows of no affiliations between the foregoing entities or any arrangements between them with regard to the election of directors or other matters.

        Vanuata International Trust Company Ltd. is a trust organized under the laws of Vanuata, whose trustee is Lindsay Barret.

        Kennington Investments, Ltd. is a corporation incorporated under the laws of the Bahamas whose principal officers are Robert Montgomery/President and M.K. Parcell/Secretary.

        DIS International (Marketing) Inc. is a corporation organized under the laws of Barbados whose sole officer is Margaret Bruce/President.


Item 2. Acquisition or Disposition of Assets

	On March 17, 1997, The Company entered into a Supply and Licensed Manufacturing Agreement with DIS International (Marketing) Inc. (see "Item 5. Other Events").

	There is no prior relationship between the Company, any of its affiliates, directors or officers, or any associates of any of the Company's officers or directors and DIS International (Marketing) Inc.


Item 5. Other Events

	On March 17, 1997, ADVEN, Inc. (the "Company") entered into a Supply and Licensed Manufacturing Agreement (the "Agreement") with DIS International (Marketing) Inc., a Barbados corporation ("DIS"). Pursuant to the Agreement, the Company received the exclusive right to formulate, manufacture, sell, distribute and put into use an oil-absorbent urethane foam (currently marketed under the name Zorbolite) in Australia and New Zealand.

	This oil-absorbent urethane foam ("Zorbolite") has been blended with various additives and concentrates through a process that changes the structure of the foam, allowing the foam to absorb hydro carbon liquids. Zorbolite has many potential industrial and consumer applications related to cleaning oil based pollutants.

	Pursuant to the Agreement, the Company is required to purchase the materials required to manufacture Zorbolite from DIS or its affiliates. Commencing in the first quarter of 1998, the Company is required to purchase a minimum of $50,000 of materials per quarter.

	The term of the Agreement is five years; however, the Company has the right to renew the Agreement for successive five year periods, provided the Company is not in default under the Agreement at that time. DIS has the right to terminate the Agreement upon 60 days written notice in the event that the Company fails to meet its obligations under the Agreement or acts in a manner prohibited under the Agreement. The Company has a right to cure any deficiency within the 60 day period. The Company's principal obligations under the Agreement are to pay the balance of the licensing fee ($500,000) and purchase minimum quotas of materials from DIS and to manufacture and exploit the sale and distribution of Zorbolite in the Territory. DIS also has the right to terminate the Agreement upon the happening of certain events related to the bankruptcy or insolvency of the Company.

	As consideration for the Agreement, the Company has paid $500,000 and is obligated to pay an additional $500,000 within the next six months. The Company is also obligated to issue 550,000 shares of its restricted common stock to DIS within the next 30 days. The amount and terms of the foregoing consideration were negotiated between the Company and DIS.

	The initial $500,000 was paid from the proceeds of the Company's Regulation S offering (see "Item 9. Sales of Equity Securities Pursuant to Regulation S"). The Company plans to use the balance of the proceeds from the Regulation S offering to purchase equipment and hire personnel.
Management plans to raise the remaining $500,000 required to be paid under the Agreement from the sale of securities. No assurance can be given that the Company will be able to raise sufficient funds.


Item 7. Financial Statements and Exhibits.

Because the transactions are not a purchase of Assets, but rather the rights to market and sell a product in a certain territory, the company believes the financial statements for DIS International are not applicable.

Exhibits

1).  Supply and Licensed Manufacturing Agreement.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

	On March 13, 1997, the Company sold an aggregate of 2,666,666 shares of its Common Stock to a foreign company for an aggregate of $1,000,000.
The Company issued an aggregate of 533,000 shares to another foreign entity as finders fee related to the aforementioned $1,000,000 sale.

	All of the foregoing shares were issued to entities that are not "U.S. persons" as that term is defined under Regulation S and were issued pursuant to the exemption from registration provided by Regulation S.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						ADVEN, INC.


                                        By:     Henri Hornby
			  			Henri Hornby/President

Dated: March 21'st, 1997

EXHIBIT 1)


                  SUPPLY AND LICENSED MANUFACTURING AGREEMENT


             THIS AGREEMENT made as of the 21'ST day of March, 1997

BETWEEN:

        DISINTERNATIONAL (MARKETING) INC., a body corporate duly incorporated pursuant to the Laws of Barbados.

        ("DIS")
							OF THE FIRST PART
AND

        ADVEN, INC., a body corporate duly incorporated pursuant to the Laws of Washington State.

        ("Adven")
                                                        OF THE SECOND PART


WHEREAS:

A. DIS is engaged in the manufacture and sale of the Subject Matter referred to in this Agreement;

B. Adven is desirous of acquiring from DIS the exclusive right to formulate and market the Subject Matter in the Territory, using the Licensed Rights.

NOW THERFFORE IN CONSIDERATION Of the Premises, mutual covenants and the sum of $10.00 the parties hereto agree as follows:

I     DEFINITIONS

1.1   "Subject Matter" means:

        (a) the oil-absorbent urethane foam that has been blended with various additives and concentrates through a process that changes the structure of the foam and which process allows the resulting foam to absorb hydro carbon liquids, which includes the products currently marketed under the name Zorbolite, and

        (b) the related composition for use in hydroponics which is in the testing stage of being developed for market.

1.2	"Licensed Rights" means the Licensed Applications and Technical
Information and process as in this Agreement defined.

1.3	"Licensed Applications" means the application for patent now owned by
DIS in respect of the Subject Matter.

1.4	"Technical Information" means any trade secrets, research or development data and know-how relating to the Subject Matter whether or not patentable, whether existing at the date hereof or subsequently developed, and may include engineering or scientific information, processes and formulae; manufacturing data and procedures; machinery, plant, apparatus and equipment design; reports, drawings, specifications and blueprints relating to any method, product apparatus or articles used in producing the Subject Matter.

1.5	"Territory" means Australia and New Zealand.

1.6	All references herein to currency or dollars means lawful money of the United States of America.

1.7 "Sub licensee" means any person who has been granted a sub license by ADVEN of all or any part of the rights under this Agreement.

1.8	"Equipment" means the equipment and machinery which is designed and manufactured by DIS or its affiliates for the specific purpose of fulfilling the process.

1.9	"Materials" means the materials and ingredients that are used in producing the Subject Matter.

2      GRANT OF LICENSE

2.1 DIS grants to Adven, subject to the conditions set forth in this Agreement, an exclusive, nonassignable, non-saleable (except as noted herein) license for the Territory to the Licensed Rights and the exclusive right to formulate, manufacture, sell, distribute, and put into use in the Territory, the Subject Matter using the Materials and embodying the Licensed Rights.

2.2	DIS agrees that it will not produce, market or sell the Subject Matter in the Territory or sell the Subject Matter to any person outside the Territory where, to its knowledge, all or any part of such Subject Matter will be imported to the Territory for resale or use. DIS further agrees that any agreements entered into by it or its affiliates, (within the meaning of the Securities Act (British Columbia)) providing for the production, marketing or sale of the Subject Matter in any part of the world will contain similar restrictions. DIS agrees that at its expense it will take such steps as may be necessary from time to time to enforce the provisions of such agreements so as to ensure the exclusivity of the rights granted to Adven hereunder.

2.3 Adven agrees that it will not produce, market, sell or deliver the Subject Matter outside the Territory or sell the Subject Matter to any person inside the Territory where, to its knowledge, all or any part of such Subject Matter will be exported outside of the Territory for resale or use. ADVEN further agrees that any agreements entered into by it with Sub licensees will contain similar restrictions. Adven agrees that at its expense it will take such steps as may be necessary from time to time to enforce the provisions of such agreements for the benefit of DIS.

3       SUPPLY OF MATERIALS AND EQUIPMENT, MINIMUM PURCHASES

3.1	During the term of this Agreement DIS or an affiliate designated by it shall supply Adven wit h its requirements of Materials necessary for the formulation and manufacture of the Subject Matter. The price for Materials supplied to Adven by DIS hereunder shall be governed by the ruling DIS price list. Payment for Materials supplied by DIS or a DIS affiliate Shall be made by ADVEN on terms to be arranged with such party. DIS shall give ADVEN at least 60 days prior written notice of any increase in prices, to be effective for orders for Materials placed by Adven after the expiry of such 60 day period, provided however that the purchase price payable by Adven and the terms of payment shall in no circumstances be greater or less favorable to ADVEN than those made available to any other licensee of DIS purchasing comparable quantities of Materials as Adven. Adven shall purchase from DIS exclusively all of its requirements of Materials. The ruling price list shall contain pricing which reflects no greater than 30 % mark-up on costs. ADVEN shall include a provision in any sub license agreements requiring that sub licensees purchase all Materials required to formulate and manufacture the Subject Matter from DIS or Adven.

3.2	Upon receipt by DIS of the deposit payment referred to in subsection
7.2, DIS shall sell to Adven and Adven shall purchase from DIS the Equipment required to formulate and manufacture the Subject Matter on terms as to payment and delivery which shall be set out in a purchase agreement to be entered into between the parties.

3.3	ADVEN agrees that it will purchase from DIS, during each calendar quarter throughout the term of this Agreement commencing with the first quarter of 1998, a minimum of Materials at the prices calculated in accordance with the provisions of this Agreement. Adven's minimum purchase obligation during any single year of this Agreement shall be calculated on a cumulative basis and any excess over the minimum purchase requirement during any calendar quarter shall be credited against the minimum for the subsequent quarters in that year. If the aforesaid value of purchases of Materials am not made by ADVEN in any calendar quarter, DIS shall have the right thereafter, exercisable upon 30 days prior written notice to ADVEN, to terminate this Agreement. DIS way in writing notify ADVEN that it elects to waive the minimum pursue, requirement for any calendar quarter and elects to maintain this Agreement in effect notwithstanding such shortfall, provided however that the maintenance of this Agreement in effect by DIS in such a circumstance shall not impair any right of DIS to terminate or be construed as a waiver in the event of any further breach or default in the purchase of minimum quantities of Materials in any future calendar quarter.

4       ACCESS TO TECHNICAL INFORMATION

4.1	Subject to subsection 4.2, DIS hereby grants to Adven at the time of the execution of this Agreement and from time to time thereafter access to the Technical Information of DIS through those employees of Adven designated by it who have signed an agreement with DIS to keep secret and confidential the Technical Information of DIS as shall not be generally known to a person skilled in the art, together with the right to inspect the operations of DIS relating to the Subject Matter. Such agreement shall permit the, disclosure of such Technical Information to employees of Sub licensees of Adven who have signed a confidentiality agreement with Adven and DIS on similar terms.

4.2	At the time of receipt of the final payment to be made by Adven pursuant to subsection 7.2 hereof, DIS agrees to provide to Adven one copy of the reports, drawings, specifications of DIS relating to any methods product, apparatus or articles used in production the Subject Matter.

(a)	DIS will train one or more of the Adven's representatives in the set-up and operation of the plant, Equipment and manufacturing process, at DIS's premises for a minimum of five (5) working days and a maximum of ten
(10) working days at a mutually convenient time. Adven shall bear all expenses of its representatives, including any expenses relating to the travel, room and board of its representatives.

(b)	DIS agrees that following the delivery to Adven's facility of the
Equipment, it will make available to Adven, at Adven's facilities, technical personnel of DIS for a minimum of five (5) working days and a maximum of ten
(10) working days to instruct Adven in the operation of a plant the Equipment and processes applicable to the production of the Subject Matter, as per Schedule "A". DIS shall bear all expenses associated with the provision of such technical personnel during such period, including any expenses related to the travel, room and board of its personnel . DIS will provide Adven with such further training and technical support as Adven shall request from time to time, which training and support will be at Adven's expense.

(c)	All training for the employees of the Sub licensees shall be conducted by the trained personnel of Adven.

4.3	DIS agrees to disclose to Adven the Technical Information of DIS now in its possession and which may hereafter come into its possession during the term of this Agreement and which DIS shall have the right to disclose to others (it being acknowledged by DIS that it currently has in its possession and the right to disclose aft Technical Information developed to date).

5.	TERM

5.1	The term of this Agreement shall be a period of five (5) years commencing on the signing of this Agreement. Adven shall have the right to renew this Agreement for successive periods of five years upon written notice sent to DIS not less than 90 days prior to the end of the term or extended term, provided that Adven is not at such time in default of its obligations under this Agreement.

6	EXPLOITATION OF LICENSE

6.	Adven covenants with DIS that it will, directly or through its Sub licensees, with all reasonable dispatch manufacture, sell, distribute and to use its best efforts to promote the Subject Matter in the Territory and will use its best efforts to continue and increase the sale of the Subject Matter throughout the Territory during the continuance of this Agreement.

7	LICENSE FEE

7.1 Adven shall issue and deliver or transfer to DIS fully paid and non-assessable shares with restricted legends under rule no. 144 in the capital stock of Adven, which shares shall constitute 10% of all the issued and outstanding shares, on a fully diluted basis, of that company at the time of such issue or transfer. Such shares will be delivered to DIS within thirty
(30) days of the date of this Agreement. Adven currently trades over the counter and Adven represents that it is current and in good standing in its filings with all regulatory authorities.

7.2	Adven agrees to enter into a purchase agreement for the Equipment and to pay to DIS a license fee of $1,000,000 payable as to $500,000 as of the date of this Agreement which amount is non-refundable and as to $500,000 within six months of the date of this Agreement.

8	RECORDS

8.1	Adven agrees to keep full, accurate and complete records and books of account relating to its operation under this Agreement for the accurate determination of Materials consumed in the manufacture of the Subject Matter and sales of the, Subject Matter under this Agreement. All of the records and books of account of Adven necessary for the determination of the Materials consumed in the manufacture of the Subject Matter and sales of the Subject Matter under this License shall be open at all reasonable times during business hours during the term of this Agreement for inspection and audit by duly authorized independent chartered accountants designated by DIS to ascertain the accuracy of the records maintained by Adven. Such right of inspection may be exercised on the giving of not less than 10 business days prior notice and may not be exercised more than four times in any calendar year. The chartered accountants shall be entitled to make notes and copies of any information contained in those records and accounts and to report them to DIS. All the records and books of amount of Adven necessary for the determination of the consumption of Materials and sales of the Subject Matter and all related documents be retained for a period of six years after their origin unless at the end of such period there is a dispute with respect to the consumption and sales to which such record relate, in which such case such records shall be retained until the dispute has been settled.

9	CONFIDENTIALITY

9.1	Adven acknowledges the proprietary right of DIS to Technical
Information disclosed to it pursuant to this Agreement and covenants with DIS, subject to subsection 9.2 below, to keep confidential and secret all Technical Information disclosed to it pursuant to this Agreement.

9.2	Adven agrees to maintain all such confidential and proprietary information in confidence until it is publicly announced and made publicly available by DIS. Adven shall limit disclosure of such information only to its employees or employees of its Sub licensees having the need to know for the purpose of formulating, manufacturing, selling and distributing the Subject Matter under this Agreement.

9.3 The covenant of Adven in this Section 9 shall survive the termination of this Agreement and shall enure in respect of and for as long as the information shall not be generally known to ones skilled in the art.

10	IMPROVEMENTS

10.1	  If Adven shall discover or invent an improvement to the Subject
Matter or the Technical Information during the terms of this Agreement, Adven agrees promptly to disclose the same or cause the same to be disclose to DIS and to furnish to DIS all information pertaining thereto, including any resulting Technical Information. At DIS's option, Adven agrees to assign or cause to be assigned to DIS any discovery or invention or modification or to assist DIS, at DIS's expense, to secure letters patent covering such discovery or invention or modification in any or all countries required by DIS, which in any event shall include the countries comprising the Territory. In connection therewith, DIS shall furnish to Adven all pertinent information and have executed any patent applications, assignments or other instruments necessary or desirable, without expense to Adven. Any discovery or invention as to which DIS shall have exercised its option as referred to above shall be the property of DIS, and such discovery or invention and any letters patent issued thereon shall be included in the license granted under this Agreement and shall fall under the same confidentiality requirements.

10.2	  Adven shall use its best efforts to cause its employees to disclose any discovery or invention made or developed by them during the term of this Agreement and falling within the terms of subsection 10.1 and to assign such discovery or invention to DIS as provided, it being understood that Adven shall not be obligated to pay any amount to its employees for such purpose.

10.3	  DIS agrees that the terms of this Agreement shall extend to include any and all future patent applications, inventions, improvements and products, processes and manufacturing techniques relative to the articles falling within the scope of the Licensed Rights.

11    	INFRINGEMENT

11.1  	If either party shall have knowledge that the rights under the
Licensed Applications are being infringed, such knowledge shall be promptly transmitted to the other party, and DIS shall have the exclusive right to commence action to prevent infringement or further infringement and to prosecute the action, and for that purpose DIS may with the consent of Adven add Adven as a party to any action relating to infringement in the Territory. Adven covenants with DIS to cooperate with DIS at the expense of DIS, in the prosecution of any infringement claim commenced by DIS. Provided that if DIS shall fail to institute infringement proceedings within 90 days of a request so to do, then Adven shall have the right to commence action for an infringement and to join DIS as a party to such action, in which case Adven shall bear the cost of such action.

12  	IMPEACHMENT

12.1 DIS shall defend at its own cost every action, suit or proceeding instituted for the impeachment or declaration of infringement of the Licensed Application, which could have a material affect on the rights of Adven hereunder provided that, if DIS shall decide not to defend any action, suit or proceeding then Adven shall be entitled but shall not be bound to defend such action, suit or proceeding for and behalf of DIS and at the expense of DIS.

13 	CANCELLATION AND TERMINATION

13.1	  Subject to subsection 13.3 this Agreement shall be subject to cancellation by DIS in the following events:

(a)	if Adven shall fail to do any of the acts or things by it agreed to be done at the times and in the warmer provided; or

(b)	Adven shall do any act or thing prohibited under the terms of this
Agreement;

provided, however that if DIS intends to cancel this Agreement pursuant to this subsection, DIS shall give Adven 60 days notice in writing of Adven's default or omission constituting grounds for cancellation, and of its election to cancel this Agreement. If within the 60 days after receipt of notice Adven shall cure the deficiencies or omission fully, and makes good its default or omission, or if such deficiency or omission, in the opinion of

DIS, requires more that 60 days to cure and Adven has commenced and is diligently pursuing steps to cure such breach, the cancellation notice shall be without force or effect. If the omission or default, specified in the notice is not cured within the 60 day period or if such deficiency or omission in the opinion of DIS reasonably requires more than 60 days to cure and has not commenced and is not diligently pursuing steps to cure such breach then this Agreement and the rights under it shall become finally terminated.

13.2	Notwithstanding the provisions of subsection 13.1, DIS shall have the right to terminate this Agreement at any time:

(a)	if Adven shall fail to make any payment hereunder on account of the purchase of Materials and Equipment or on account of training services when due and in the manner stated and such failure shall continue for sixty (60) business days following receipt by Adven of notice of non-payment;

(b)	on or after the filing by Adven of an assignment in bankruptcy; or

(c)	on or after Adven is declared bankrupt or insolvent or if any proceeding for a compromise with creditors should be instituted by or against Adven which is not dismissed within 75 days; or

(d)	forthwith if a receiver or other custodian (permanent or temporary) of
Adven is appointed by instrument or by a court of competent jurisdiction or if any proceeding for a compromise with creditors should be instituted by or against Adven which is not satisfied, lifted, vacated or dismissed within seventy-five (75) days or if all or substantially all of the assets of Adven are seized by an order of any court, administrative body, tribunal or similar authority;

(e)	on or after the institution by Adven or any assignment or attempted assignment for the benefit of creditors; or

(f)	on or after the institution by Adven of any proceeding for the winding up of its business.

13.3	DIS shall not, by reason of the termination of this Agreement in accordance with this Section 13 be liable to Adven for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Adven or otherwise.

13.4	In the event of termination, Adven shall not be relieved of its obligation to pay for Equipment or Materials that have been ordered by or delivered to Adven or in respect of any training services provided by DIS to Adven or its Sub licensees. Adven may continue to sell such stock on hand for a period of 120 days following termination.

13.5	This agreement may be terminated at the option of Adven by the giving of written notice to DIS in the following events:

(a)	forthwith if DIS becomes insolvent or makes a general assignment for the benefit of creditors or if a petition in bankruptcy is filed against DIS and is not discharged within twenty (20) business days of such filing and thereafter diligently contested or if DIS is adjudged bankrupt or insolvent; or

(b)	forthwith if a receiver or other custodian (permanent or temporary) of
DIS is appointed by in instrument or by a court of competent jurisdiction or if any proceeding for a compromise with creditors should be instituted by or against DIS which is not satisfied, lifted, vacated or dismissed within seventy-five (75) days or if all of substantially all of the assets of DIS are seized by an order for any court, administrative body, tribunal or similar authority; or

(c)	upon not less than sixty (60) days written notice if DIS is in default under or in breach of any material covenant on its part contained herein and DIS fails to cure such default or breach within the sixty (60) days notice provided, however, that if DIS commences to take steps to cure such default within sixty (60) days of the receipt of written notice, such default shall not operate to permit a termination of this Agreement if it is cured within a reasonable time thereafter.

13.6  	In the event of cancellation or termination, in accordance with the terms of this Agreement, all Technical Information supplied by DIS shall immediately revert back to the ownership of DIS and shall be physically returned to DIS at Adven's expense. DIS requires that sub license agreements entered into by Adven with Sub licensees include comparable provisions.

14	SUB LICENSES

	14.1	Adven 	shall have the right to give and get sub licenses of
all or any part of its rights, under this Agreement provided all Materials and Equipment required by the Sub licensee to formulate and manufacture the Subject Matter shall be purchased exclusively through Adven from DIS on terms to be agreed to between Adven and DIS and Adven covenants with DIS to indemnify DIS in respect of the obligation of the Sub licensee to make all of such payments to Adven or directly to DIS and, will include a provision in sub license agreements requiring Sub licensees to observe and perform the confidentiality provisions of this Agreement.

14.2 	The Parties acknowledge that certain Sub licensees may, as a condition of entering into sub licensing arrangements with Adven, require assurances that such sub licensing arrangements will not be automatically terminated as a result of a termination of this Agreement by DIS. DIS agrees that it will, upon the request of Adven and provided such sub licensing arrangements are not less favorable to DIS (having regard to the products and territory covered thereby) than the of this Agreement, enter into a non-disturbance agreement with such Sub licensee agreeing that a termination of this Agreement by DIS will not result in an automatic termination of such sub licensing arrangements and such sub licensing arrangements shall continue for the benefit of DIS and such Sub licensee.

15	RIGHTS AND OBLIGATIONS

15.1	Any cancellation or termination by DIS as provided in this Agreement after the terms laid out in subsections 7.1 and 7.2 are fulfilled shall not in any way operate to deny any of DIS's rights or remedies either at law or in equity, or to relieve Adven from any obligation to pay any amounts payable hereunder or from any obligation accrued prior to the effective date or termination or cancellation.

16	QUALITY AND PROCESS CONTROL

16.1	Adven shall, at its own cost:

(a)	operate the Equipment and manufacturing facilities in accordance with all protocols and instructions specified by DIS, as modified from time to time;

(b)	operate its manufacturing facilities in accordance with all
applicable laws and regulations including those concerning health, cleanliness, safety and environmental pollution;

(c)	ensure that all Materials and ingredients utilized are in accordance with all protocols and instructions specified by DIS as well as following its own protocols to ensure their compliance with applicable laws and regulations.

16.2	Under the terms of this Agreement it is the sole right of DIS to stipulate reasonable standards for quality control and it is the obligation of Adven to ensure that the standards of quality control are implemented and maintained. Adven shall, at its own cost make available to DIS all quality and production records relating to the Subject Matter requested by DIS from time to time.

16.3	DIS shall be entitled to send representatives to Adven's Sub licensee's facilities at all reasonable times on not less than 10 business days prior notice, for the purpose of verifying Adven's or Sub licenses compliance with this Section.

17	TRADEMARKS AND LOGOS

17.1	Adven shall cause all packaging for the Subject Matter, catalogues, price lists and similar documents relating to Subject Matter to be conspicuously marked with such trademarks or logos or other identification as DIS may from time to time agree with Adven. Adven may also affix its own trademarks to such items within the Territory.

17.2	Outline samples of all packaging to be used for Subject Matter shall be delivered to DIS indicating positioning and style of the trademarks, logos or other identification prior to the use of such packaging.

17.3	Adven to comply with all reasonable instructions issued by DIS relating to the in which DIS's trademarks and logos and other identification shall be used.

17.4	DIS grants to Adven the right and authority during the term of this agreement to use the name "Zorbolite" and/or any other trademark agreed for use in accordance with the provisions of subsection 18.1 upon and in relation to the Subject Matter in the Territory. DIS undertakes, if requested by Adven to file and prosecute at DIS's expense an application for registration of Zorbolite or one of the other trademarks to be used (as designated by Adven) in the countries comprising the Territory and, if required by law, for registration of Adven as a registered user of such trademark.

18	INDEMNITY

18.1	Adven shall be solely liable for all matters arising out of the exercise of its rights under this Agreement and Adven shall indemnify and hold harmless DIS, its officers, directors, representatives, agents and employees fare and against all direct and indirect loss, costs, damages and expenses, including legal fees, incurred by DIS or any of its officers, directors, representatives, agents or employees arising out of the exercise of such rights including, but without limitation, those arising from or out of the manufacture and sale of the Subject Matter by Adven, its sub licensees, or their customers.

19  	GOVERNING LAW AND DISPUTED

19.1	This Agreement shall be governed and construed according to the laws of the Province of British Columbia and any controversy or claim arising out of or relating to this Agreement shall be determined in accordance with the laws of the Province of British Columbia.

19.2	Any controversy or claim arising out of or relating to this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, will be determined by arbitration. Such arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules in effect on the date of this Agreement. The appointing authority shall be the British Columbia international Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the UNCITRAL Arbitration Rules". The place of arbitration shall be Vancouver, British Columbia, Canada.

19.3	Notwithstanding the foregoing Adven acknowledges that a breach of its obligations relating to formulation and process confidentiality contained herein would cause irreparable harm to DIS and that DIS's remedies at law or in damages would be inadequate and consents to the granting of injunctive and other provisional measures by the arbitrator or any court of competent authority as a remedy for any such breach.

20      INSURANCE

20.1	Adven shall maintain such insurance as DIS may reasonably require at its own cost with a reputable insurer, either by way of separate insurance policies or by endorsements to Adven's existing insurance policies.

20.2 The terms of such insurance's policies must be satisfactory to DIS, Certificates of all such insurance shall be supplied to DIS prior to the commencement of manufacturing of the Subject Matter. Such insurance policies may not be changed, amended, canceled or allowed to lapse without prior written approval of DIS. Any deductibles applicable under such insurance policy shall be borne by DIS.

20.3	Without limiting the generality of the foregoing, the insurance which
Adven shall provide hereunder in the event that Adven is directly involved in the formulation, production, marketing and sale of the Subject Matter shall include, but shall not be limited to comprehensive general liability insurance providing for a single combined limit of 10,000,000 Australian dollars for each occurrence or accident.

20.4	Without limiting the generality of the foregoing, Adven shall in its, sub license agreements require each of its Sub licensees to maintain general liability insurance providing for a combined single limit of 10,000,000 Australian dollars for each occurrence or accident.

20.5	All insurance policies provided hereunder shall, to the extent possible under the laws and insurance practices in the Territory, name DIS as a co-insured and contain a cross-liability and subrogation clause satisfactory to DIS, acting reasonably.

21		NON-COMPETITION

21.1	Adven agrees that for the duration of this Agreement and for a period of five (5) years following the expiration of this Agreement, any termination of this Agreement by DIS, or any termination of this A Agreement by Adven other than termination pursuant to subsection 13.5(a) it will not, and it will provide in its agreements with Sub licensees that such Sub licensees will not make, sell, distribute or put into use or be directly or indirectly engaged or be interested in the making, selling, distributing, or putting into use any items that compete with the Subject Matter.

22	WARRANTIES AND COVENANTS

22.1	If DIS determines, in its sole discretion, to proceed to obtain a patent in any jurisdiction based upon the Licensed Applications, DIS shall within 12 months of the initial filing of the Licensed Applications, but in any event prior to any materials included in such Licensed Applications becoming public, make a patent application covering the same inventions in the countries comprising the Territory and will vigorously prosecute such application. The costs and expenses of making and prosecuting such application shall be borne by DIS. If such application is made, this Agreement shall be amended to the extent necessary to grant to Adven exclusive license to utilize such patent or patents in the Territory.

22.2	Adven covenants with DIS that it will not during the subsistence of this Agreement raise or cause to be raised any questions concerning or any objection to the validity of any claim in the Licensed Applications, or in any resulting licensed or to any process, trade or manufacturing secret, on any grounds whatsoever, and further agree not to aid others in doing so.

22.3	DIS represents and warrants to Adven as follows:

        (a) none of the execution and delivery of this Agreement, the sale and delivery of the Equipment and the Materials, the grant of the licenses herein contained or the performance by DIS of its other obligations hereunder violates, breaches or constitutes a default under the Articles or By-Laws of DIS, any agreement to which DIS or its affiliates is a party or may be bound or any law, rule or regulation applicable to DIS or its affiliates;

        (b) DIS is the sole owner of the Licensed Rights and has not previously disclosed the Licensed Rights to any person other than as specified and, in each such case, such party has agreed to maintain the Licensed Rights as confidential on terms similar to those contained in this Agreement;

        (c) the use of the Licensed Rights by Adven pursuant to this Agreement, the formulation, production sale and marketing of the Subject Matter by Adven or its Sub licensee and the use of the licensed trademarks by Adven or its Sub licensee does not and will not violate or infringe the copyright, patent, trade secrets or other proprietary rights of any person;

        (d) no party has commenced or threatened to commence legal proceedings against DIS alleging that any of the use by DIS of the Licensed Rights, the manufacture and sale by DIS of the Subject Matter or the license granted by DIS under this Agreement violates or infringes the copyright, patent, trade rights or other proprietary rights of any person.

        (e) the Equipment to be sold and delivered by DIS to Adven or its affiliates pursuant to this Agreement is the specified Equipment, designed and manufactured for the fulfilling of the process. All such Equipment will be specified and handled under separate contract. Any other necessary Equipment would be the responsibility of Adven (list to be supplied).

        (f) the Technical Information to be provided to Adven hereunder includes all information required by Adven to enable it to produce the Subject Matter; and

        (g) the Subject Matter when produced in accordance with the Technical Information, using the Materials and Equipment supplied by DIS, will have the absorption efficiency and characteristics specified in the Inchcape Testing results following American Standard Testing Methods.

22.4	  DIS hereby agrees to indemnify and hold Adven harmless from and against any and an costs, losses, damages, liabilities and expenses including, without limitation, legal fees, which may be suffered or incurred by Adven as a result of the breach by DIS of any of the representations, warranties or covenants of DIS contained in this Agreement.

22.5 	Notwithstanding anything above to the contrary, the maximum aggregate amount of money damages for which DIS may be liable to Adven under this Agreement, resulting ftom any cause whatsoever, shall be limited to the amount of $1,000,000.

23	MISCELLANEOUS

23.1	Title and paragraph headings contained in this Agreement are for the purpose of reference only, and shall not affect the interpretation of this Agreement.

23.2	  Nothing in this Agreement shall be construed as requiring a commission of any act contrary to law. Wherever there is a conflict between any provisions of this Agreement in a present or future statute, law, bylaw, ordinance or regulation contrary to which the parties have no legal right to contact, the latter shall prevail. But in such event, the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law and in the event that any article, section, or subsection of this Agreement, or any portion thereof, shall be held by any competent authority to be indefinite, invalid, illegal or otherwise avoidable or unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect. If any competent authority deems any provision (other than for the payment of money) unreasonable, and declarers a reasonable modification thereof, this Agreement shall be and will remain valid and enforceable and the parties agree to be bound by and pefform the same as thus modified.

23.3  	Nothing herein shall be deemed to create a partnership between the parties, and Adven shall have no authority to act on behalf of DIS or to commit DIS in any way.

23.4 	The terms, provisions, covenants and conditions contained in this
Agreement which, by their terms, require their performance by either party after the expiration or other termination of this Agreement, shall be and remain enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

23.5 	No waiver or delay on the part of DIS to exercise its right of termination or cancellation or any default by Adven shall be construed to prejudice DIS's right of termination or cancellation for default or for any other subsequent defaults.

23.6	This Agreement shall be binding on and shall enuxe to the benefit of the legal successors, and permitted assigns of the parties. This Agreement and any rights granted shall not be assigned by either party except with the approval of the other. Adven agrees that at any time DIS may assign the benefit and burden of this Agreement to any party in conjunction with the sale to such party of all or substantially all of the business and assets of DIS. DIS warrants that the rights to the Subject Matter will remain with DIS, or its affiliates, and will not be sold or transferred without the prior approval of all licensees.

23.7	The making, execution and delivery of this Agreement by Adven have been induced by no representations, statements, warranties or agreements other than those expressed in this Agreement. This Agreement embodies the entire agreement of the parties, and there are no further or other agreements or understandings written or oral, in effect between the parties, relating to the subject matter of this Agreement.

23.8	Adven shall obtain exemption for DIS, its affiliates and
sub-contractors and consultants and their personnel from, or bear the cost of, any taxes, duties, fees, and other impositions levied under the laws and/or regulations in effect in the Territory with respect to:

(a)	any equipment, materials and supplies brought into the Territory, including those subsequently withdrawn therefrom;

(b)	any property brought into the Territory by the aforesaid personnel and their dependents for their own personal use and which will be withdrawn upon their departure.

24	NOTICES

24.1	Any notices, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivery of the same or by sending the same by telex or facsimile or similar form of communication, hand delivered addressed as follows:

To DIS:	DIS International.(Marketing) Inc.
	Whitepark House White Park Road
	P.O. Box 806E
	Bridgetown, Barbados

Attention:	Margaret Bruce
Facsimile:	(246) 429-2677


To Adven:	Adven, Inc.
                3653 Hemlock Court Reno,
                Nevada U.S.A. 89509

Attention:	Henry Hornby
Facsimile:	(702) 829-8813


24.2 Any notice, direction or other instrument will, if delivered, be deemed to have been given or served and received on the day it was delivered or if sent by telex, facsimile or other similar form of communication be deemed to have been given or received on the next business day following the day on which it was so sent and receiived.

24.3	Any party may at any time give to any other party notice in writing of any change of address of the party giving notice and from and after the giving of such notice the address or addressed therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.


IN WITNESS WHEREOF the parties hereto have hereunder executed this Agreement as of the day and year first above written.



DIS INTERNATIONAL
(MARKETING) INC.



Margaret Bruce/President